UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 4, 2008

                                  ULTICOM, INC.

             (Exact name of registrant as specified in its charter)

          NEW JERSEY                    0-30121                  22-2050748
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02(e)  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
              APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)   Compensatory Arrangements of Certain Officers.

      On February 4, 2008, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Ulticom, Inc. (the "Company") took actions with respect to certain options to purchase the Company's common stock previously granted to 16 employees (each, an "Employee" and collectively, the "Employees") by the Company, which options expired on February 2, 2008 (the "Expiration Date"). The Committee approved payments to the Employees, including
(i) Shawn Osborne, President and Chief Executive Officer of the Company, in the amount of approximately $1.6 million in the aggregate in respect of 315,905 shares underlying options previously granted to Mr. Osborne that expired on the Expiration Date and (ii) Shila Roohi, Senior Vice President - Engineering of the Company, in the amount of approximately $44,000 in the aggregate in respect of 8,727 shares underlying options previously granted to Ms. Roohi that expired on the Expiration Date. The Committee determined that the payments to be made by the Company to the Employees for the expired options should be based on an amount equal to the difference between the exercise price of $1.9861 per share and the average price at which the common stock of the Company was trading for the five days prior to the Expiration Date, which was determined by the Company to be $7.08. The distribution of the payments to the Employees is conditioned upon the receipt from each Employee of a waiver of their respective rights to bring an action against the Company in respect of the expired options.










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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ULTICOM, INC.



Date:  February 7, 2008                     By:   /s/  Shawn Osborne
                                                ------------------------
                                                Name:  Shawn Osborne
                                                Title: Chief Executive Officer




















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